Exhibit 10.13

AMENDMENT TO PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT is made as of this 19th day of November, 2010 (this “Amendment”) by and between Trident Partners, Ltd. (“Trident”), and Blast Energy Services, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the parties hereto entered into that certain placement agency agreement, dated November 15, 2010 (the “Original Agreement”); and

WHEREAS, the parties hereto desire to amend the Original Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which all of the parties hereto hereby acknowledge, the parties hereto agree as follows (capitalized terms not otherwise defined herein shall have the same meanings as in the Original Agreement):

1. The following paragraph shall be added as subsection (c) to Article 5 of the Original Agreement:

“(c)
The Company will be responsible for providing Trident with all due diligence materials requested by Trident and the Company covenants that none of the due diligence materials, any documents provided with respect to the Offering, or any other document furnished or to be furnished to Trident by the Company or the Company’s representatives pursuant hereto or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make the statements herein or therein not false or misleading.”

2. All other terms and conditions of the Original Agreement are unmodified and remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which when taken together shall constitute an original.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Trident Partners, Ltd.		Blast Energy Services, Inc.

By:	/s/ Edward Flynn	By:	/s/ Michael L. Peterson
Edward Flynn/Brian Schantz		Michael L. Peterson